EXHIBIT 10.3
                                                                    ------------

                            LOCK-UP LETTER AGREEMENT


To the Purchasers of RedRoller Holdings, Inc's Common Stock
Pursuant to that certain Subscription Agreement attached as Exhibit A to Confidential Private Placement Memorandum, dated October 17, 2007


         The undersigned officers and directors of RedRoller Holdings, Inc., (f/k/a Aslahan Enterprises Ltd.) a Delaware corporation (the "Pubco"), understand that you ("You") have entered into a Subscription Agreement (the "Subscription Agreement") for the purchase of shares of common stock, par value $0.001 per share ("Common Stock"), of Pubco in a private offering of up to 2,352,941 units of Pubco, each unit consisting of four shares of Common Stock and a warrant to purchase one share of Common Stock at $1.70 per share (the "PIPE"). It is currently anticipated that, concurrently with the closing of the PIPE, the RedRoller, Inc., a Delaware corporation, (the "Company") will be merged with and into a wholly-owned subsidiary of Pubco, with the Company being the surviving entity of such merger (the "Merger," and together with the PIPE, the "Transactions"). As part of the Merger, Pubco will acquire all of the issued and outstanding capital stock of the Company, such that, immediately following the Merger, the Company will be a wholly-owed subsidiary of Pubco.

         In order to induce You to consummate the PIPE, and concurrently with, and contingent upon, the closing of the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each undersigned party hereby irrevocably agrees that, without Your prior written consent, such party will not, during the period commencing on the closing date of the Transactions and ending on the one hundred eighty (180) day anniversary thereof, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of Pubco, including securities convertible into or exercisable or exchangeable for shares of Common Stock (whether now owned or hereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of Pubco, including any securities convertible into or exercisable or exchangeable for shares of Common Stock (whether now owned or hereafter acquired), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise. The restrictions set forth in this paragraph shall not apply to any transfers made by the undersigned (i) as a bona fide gift, (ii) by will or other testamentary document or applicable laws of descent upon the death of the undersigned, or (iii) to a former spouse pursuant to a qualified domestic relations order; PROVIDED, HOWEVER, that in the case of any transfer described in clause (i), (ii) or (iii) above, it shall be a condition to such transfer that the transferee executes and delivers to You, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement and otherwise satisfactory in form and substance to You.

         In furtherance of the foregoing, the undersigned hereby consent to the placing of legends or stop transfer instructions with Pubco's transfer agent with respect to any shares of Common

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                                                                 DLA PIPER DRAFT
                                                                        10/18/07

Stock owned of record by the undersigned, and Pubco and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement. Pubco shall be a third-party beneficiary of this Agreement, and shall be entitled to enforce the provisions hereof to the same extent that You are entitled to enforce the provisions hereof.

         It is understood that if, for any reason, the Transactions terminate or are not consummated within the time periods set forth in the definitive agreements governing such Transactions prior to payment for and delivery of the Shares, the undersigned will be released from their obligations under this Lock-Up Letter Agreement.

         The undersigned parties understand that Pubco and You will proceed with the above-referenced PIPE in reliance on this Lock-Up Letter Agreement.

         This Lock-Up Letter Agreement may not be amended, and no term of this Lock-Up Letter Agreement may be waived, as to any undersigned party, except in a writing signed by the undersigned party and the initial purchasers of a majority of the shares of Common Stock sold in connection with the PIPE. In addition, any consent required or permitted to be given by You under this Agreement may only be given in a writing signed by the initial purchasers of a majority of the shares of Common Stock sold in connection with the PIPE.

         Whether or not the above-referenced Transactions actually occur depends on a number of factors, including market conditions. The above-referenced PIPE will only be made pursuant to the Subscription Agreement and the other definitive agreements related to the PIPE.



                            [SIGNATURE PAGE FOLLOWS]






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         Each undersigned party hereby represents and warrants that he or she has full power, authority, and legal capacity to enter into this Lock-Up Letter Agreement and that, upon request, he or she will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon his or her heirs, personal representatives, successors and assigns.


Very truly yours,

By: /s/ William Van Wyck                          Dated: November 13 2007
    ------------------------------                      ------------------------
    William Van Wyck
    President and Chief Executive
    Officer; Director


By: /s/ Robert J. Crowell                         Dated: November 13, 2007
    ------------------------------                      ------------------------
    Robert J. Crowell
    Chairman of the Board of Directors



By: /s/ Terrance Quinn                            Dated: November 13, 2007
    ------------------------------                      ------------------------
    Terrance Quinn
    Director




By: /s/ Ronald Rose                               Dated: November 13, 2007
    ------------------------------                      ------------------------
    Ronald Rose
    Director



By: /s/ C. Andrew Brooks                          Dated: November 13, 2007
    ------------------------------                      ------------------------
    C. Andrew Brooks
    Executive Vice President


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


By: /s/ Jason T. Ordway                           Dated: November 13, 2007
    ------------------------------                      ------------------------
    Jason T. Ordway
    Chief Technology Officer



By: /s/ Richard Turcott                           Dated: November 13, 2007
    ------------------------------                      ------------------------
    Richard Turcott
    Chief Marketing Officer




By: /s/ Mark A. Taylor                            Dated: November 13, 2007
    ------------------------------                      ------------------------
    Mark A. Taylor
    Chief Logistics Officer








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